EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

>>    Calvin Alexander Networking, Inc.

>>    NetOps Corporation

>>    Micromuse PLC

>>    Micromuse Pty Ltd.

>>    Micromuse Korea YH

>>    Micromuse Japan KK

>>    Micromuse, S. de R.L. de C. V.

>>    Micromuse France SARL

>>    Micromuse do Brasil, SRL